EXHIBIT 23  - CONSENT OF ERNST & YOUNG LLP

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-48075 and No. 333-64659) pertaining to the Bluegreen Corporation Retirement Savings Plan of our report dated June 21, 2005, with respect to the financial statements and supplemental schedule of the Bluegreen Corporation Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

                                        ERNST & YOUNG LLP

Miami, Florida
June 27, 2005